Exhibit 10.1

SECOND AMENDMENT TO THE UNIFI, INC. SECOND AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

This Second Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (this “Second Amendment”) is made and adopted by the Board of Directors of Unifi, Inc. (the “Company”) on August 19, 2025, effective as of the date of the 2025 Annual Meeting of Shareholders (the “Second Amendment Date”), provided that it is approved by the Company’s shareholders on that date. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, as amended by the First Amendment to the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan (the “Plan”).

RECITALS

a. The Company currently maintains the Plan.

b. The Board believes it is in the best interests of the Company and its shareholders to amend the Plan to increase the number of shares of Company Stock reserved for issuance thereunder.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Second Amendment Date, provided that it is approved by the Company’s shareholders on that date.

1. Section 4(a). Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“a. Reserve. Subject to Section 15, the number of shares of Company Stock with respect to which Awards may be granted under the Plan during the term of the Plan beginning on the Effective Date shall be equal to the sum of (i) one million two hundred forty thousand (1,240,000) shares of Company Stock and (ii) the number of shares of Company Stock which as of October 28, 2025 remained available for issuance under the Plan, the sum of which shall be authorized but unissued shares.”

2. This Second Amendment shall be and, as of the Second Amendment Date, is hereby incorporated in and forms a part of the Plan.

3. Except as expressly provided herein, all terms and conditions of the Plan shall remain unchanged and in full force and effect.